EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm’s name in the Registration Statement on Form S-3 and related Prospectus of Constellation Energy Partners LLC for the registration of units representing limited liability company interests and debt securities.

NETHERLAND, SEWELL & ASSOCIATES, INC

By:	/s/ Danny D. Simmons
Danny D. Simmons Executive Vice President

Houston, Texas
January 18, 2008